Exhibit 99.1

Source: Aris Water Solutions, Inc.

November 9, 2022

Aris Water Solutions, Inc. Reports Third Quarter 2022 Results

HOUSTON, Texas, November 9, 2022 – Aris Water Solutions, Inc. (NYSE: ARIS) (“Aris”, “Aris Water” or the “Company”) today announced financial and operating results for the third quarter ended September 30, 2022.

THIRD QUARTER 2022 HIGHLIGHTS

●	Total water volumes of more than 1.4 million barrels per day for the third quarter of 2022, up 47% versus the third quarter of 2021 and up 14% sequentially from the second quarter of 2022.
●	Recycled produced water volumes of approximately 345 thousand barrels per day for the third quarter of 2022, up 165% versus the third quarter of 2021 and up 16% sequentially from the second quarter of 2022.
●	Net income of $2.0 million for the third quarter of 2022. Adjusted Net Income [1] of $13.2 million for the third quarter of 2022, up 98% versus the third quarter of 2021. Adjusted EBITDA [1] of $39.3 million for the third quarter of 2022, up 28% versus the third quarter of 2021.

RECENT EVENTS

●	Announced strategic agreement with Chevron U.S.A Inc. (“Chevron”) and ConocoPhillips Corporation (“ConocoPhillips”) to develop and pilot technologies and processes to treat produced water for potential beneficial reuse opportunities.
●	Completed acquisition of intellectual property rights, treatment technologies and assets from Water Standard Management (US), Inc. (“Water Standard”) which are expected to support and advance the Company’s efforts related to the beneficial reuse of produced water.

“In the third quarter, we continued to perform, growing our volumes and providing reliable, sustainable water solutions for our customers,” stated Amanda Brock, Chief Executive Officer of Aris. “We continue to benefit from our long-term contracts with leading operators who are committed to the Permian Basin. Our significant existing infrastructure overlays some of the lowest breakeven rock in the Permian Basin supporting our customers as they prioritize investments in our contracted acreage. Alongside our growth, we are focused on optimizing our operations while identifying additional efficiencies to improve

1 Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted EBITDA and Adjusted Net Income and a reconciliation thereof to net income, the most directly comparable GAAP measure.

our operating margins and offset the impact of recent extraordinary inflationary pressures. We are also very encouraged by our recent strategic agreement with ConocoPhillips and Chevron as well as the acquisition of technology and assets from Water Standard. These key transactions further demonstrate our leadership and commitment to beneficial reuse.”

OPERATIONS UPDATE

For the third quarter of 2022, the Company averaged approximately 1.4 million barrels of water per day of total volumes handled, up approximately 47% from 961 thousand barrels of water per day for the third quarter of 2021. The Company’s volume growth was primarily driven by increased activity levels from our long-term contracted customers and continued adoption of our recycled produced water solutions.

FINANCIAL UPDATE

Net income of $2.0 million for the third quarter of 2022, up from a net loss of $20.7 million in the third quarter of 2021. Adjusted Net Income 1 of $13.2 million for the third quarter of 2022, up 98% versus the third quarter of 2021.

The Company had Adjusted EBITDA 1 of $39.3 million for the third quarter of 2022 compared to $30.8 million in the third quarter of 2021, an increase of 28%. Aris continues to grow its Adjusted EBITDA alongside its long-term contracted customers and increased demand for its sustainable water recycling solutions.

The Company had gross margin per barrel of $0.23 per barrel for the third quarter of 2022 compared to $0.23 per barrel in the third quarter of 2021. The Company had Adjusted Operating Margin per barrel 2 of $0.36 per barrel for the third quarter of 2022, compared to $0.41 per barrel in the third quarter of 2021. Operating margins for the quarter were negatively impacted by ongoing inflationary pressure and non-recurring startup costs at new reuse facilities.

Third quarter 2022 property, plant, and equipment expenditures totaled $48.7 million compared to $20.4 million in the third quarter of 2021. Aris continues to invest in high-return capital projects that support its long-term contracted customers and leverage its existing infrastructure.

STRONG BALANCE SHEET AND LIQUIDITY

As of September 30, 2022, the Company had approximately $25.2 million in cash and an available revolving credit facility of approximately $199.9 million for a total available liquidity of approximately $225.1 million.

FOURTH QUARTER 2022 DIVIDEND

On November 4, 2022, Aris’s Board of Directors declared a dividend on its Class A common stock for the fourth quarter of 2022 of $0.09 per share. In conjunction with the dividend payment, a distribution of $0.09 per unit will be paid to unit holders of Solaris Midstream Holdings, LLC. The dividend will be paid on November 30, 2022, to holders of record of the Company’s Class A common stock as of the close of

2 Adjusted Operating Margin per Barrel is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted Operating Margin per Barrel and a reconciliation thereof to gross margin, the most directly comparable GAAP measure.

business on November 17, 2022. The distribution to unit holders of Solaris Midstream Holdings, LLC will be subject to the same payment and record dates.

FINANCIAL OUTLOOK

For the fourth quarter of 2022, Aris projects Adjusted EBITDA1 between $39.0 and $41.0 million, consistent with the lower end of our previously provided guidance of $150.0-$160.0 million for the full year of 2022. We expect our capital expenditures for the full year of 2022 to be between $140.0 and $150.0 million, consistent with previously provided guidance.

CONFERENCE CALL

Aris will host a conference call and webcast for investors and analysts to discuss its results for the third quarter of 2022 on Thursday, November 10, 2022, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). Participants should call (877) 407-5792 and should refer to Aris Water Solutions, Inc. when dialing in. An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately 14 days. To access the replay, call (877) 660-6853 (United States/Canada) or (201) 612-7415 (International) and enter access code 13732938. A live broadcast of the earnings conference call and the related earnings presentation will also be available via the internet at www.ariswater.com under the “Investors” section of the website. A replay will also be available on the website following the call.

About Aris Water Solutions, Inc.

Aris Water Solutions, Inc. is a leading, growth-oriented environmental infrastructure and solutions company that directly helps its customers reduce their water and carbon footprints. Aris Water delivers full-cycle water handling and recycling solutions that increase the sustainability of energy company operations. Its integrated pipelines and related infrastructure create long-term value by delivering high-capacity, comprehensive produced water management, recycling and supply solutions to operators in the core areas of the Permian Basin.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, those regarding the Company’s business strategy, its industry, its future profitability, the various risks and uncertainties associated with the extraordinary inflationary environment and impacts resulting from the volatility in global oil markets, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts and the Company’s future business and financial performance and our ability to identify strategic acquisitions and realize benefits therefrom, such as the intellectual property recently acquired from Water Standard. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “guidance,” “preliminary,” “project,” “estimate,” “outlook,” “expect,” “continue,” “will,” “intend,” “plan,” “targets,” “believe,” “forecast,” “future,” “potential,” “may,” “possible,” “should,” “could” and variations of such words or similar expressions. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause the Company’s actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the risk factors discussed or referenced in its filings made from time to time with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Table 1

Aris Water Solutions, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands, except for share and per share amounts)	September 30,		September 30,
	2022	2021	2022	2021
Revenue
Produced Water Handling	$39,674	$24,639	$110,299	$71,368
Produced Water Handling—Affiliates	24,796	23,135	69,084	62,216
Water Solutions	20,392	7,666	46,744	11,824
Water Solutions—Affiliates	5,668	4,059	11,640	16,864
Other Revenue	246	—	364	—
Total Revenue	90,776	59,499	238,131	162,272
Cost of Revenue
Direct Operating Costs	43,885	23,497	101,337	66,703
Depreciation, Amortization and Accretion	16,942	15,378	49,724	45,550
Total Cost of Revenue	60,827	38,875	151,061	112,253
Operating Costs and Expenses
Abandoned Well Costs	9,222	27,402	14,637	27,402
General and Administrative	11,482	5,228	33,860	15,240
Impairment of Long-Lived Assets	—	—	15,597	—
Loss on Asset Disposal and Other	239	940	1,816	2,590
Total Operating Expenses	20,943	33,570	65,910	45,232
Operating Income (Loss)	9,006	(12,946)	21,160	4,787
Other Expense
Interest Expense, Net	6,763	7,880	21,863	17,855
Other	—	—	—	380
Total Other Expense	6,763	7,880	21,863	18,235
Income (Loss) Before Income Taxes	2,243	(20,826)	(703)	(13,448)
Income Tax Expense (Benefit)	287	(83)	(81)	(81)
Net Income (Loss)	1,956	(20,743)	(622)	(13,367)
Equity Accretion and Dividend—Redeemable Preferred Units	—	—	—	21
Net Income (Loss) Attributable to Stockholders'/Members' Equity	1,956	$(20,743)	(622)	$(13,346)
Net Income (Loss) Attributable to Noncontrolling Interest	1,257		(493)
Net Income (Loss) Attributable to Aris Water Solutions, Inc.	$699		$(129)

Net Income (Loss) Per Share of Class A Common Stock
Basic	$0.02		$(0.03)
Diluted	$0.02		$(0.03)
Weighted Average Shares of Class A Common Stock Outstanding
Basic	24,499,953		22,779,077
Diluted	24,546,632		22,779,077

Table 2

Aris Water Solutions, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except for share and per share amounts)	September 30,	December 31,
	2022	2021
Assets
Cash	$25,180	$60,055
Accounts Receivable, Net	76,273	41,973
Accounts Receivable from Affiliate	25,772	20,191
Other Receivables	6,287	4,126
Prepaids and Deposits	1,828	6,043
Total Current Assets	135,340	132,388
Fixed Assets
Property, Plant and Equipment	881,003	700,756
Accumulated Depreciation	(81,019)	(67,749)
Total Property, Plant and Equipment, Net	799,984	633,007
Intangible Assets, Net	277,379	304,930
Goodwill	34,585	34,585
Deferred Income Tax Assets, Net	24,377	19,933
Right-of-Use Assets	7,635	—
Other Assets	1,422	1,850
Total Assets	$1,280,722	$1,126,693
Liabilities and Stockholders' Equity
Accounts Payable	$35,823	$7,082
Payables to Affiliate	2,412	1,499
Accrued and Other Current Liabilities	85,089	40,464
Total Current Liabilities	123,324	49,045
Long-Term Debt, Net of Debt Issuance Costs	393,453	392,051
Asset Retirement Obligation	8,148	6,158
Tax Receivable Agreement Liability	80,009	75,564
Other Long-Term Liabilities	8,966	1,336
Total Liabilities	613,900	524,154
Commitments and Contingencies
Stockholders' Equity:
Preferred Stock $0.01 par value, 50,000,000 authorized. None issued or outstanding as of September 30, 2022 and December 31, 2021	—	—
Class A Common Stock $0.01 par value, 600,000,000 authorized, 26,166,400 issued and 26,156,209 outstanding as of September 30, 2022; 21,858,022 issued and 21,847,831 outstanding as of December 31, 2021	261	218
Class B Common Stock $0.01 par value, 180,000,000 authorized, 30,811,322 issued and outstanding as of September 30, 2022; 31,716,104 issued and outstanding as of December 31, 2021	308	317
Treasury Stock (at Cost), 10,191 shares as of September 30, 2022 and December 31, 2021	(135)	(135)
Additional Paid-in-Capital	282,917	212,926
Accumulated Deficit	(7,094)	(457)
Total Stockholders' Equity Attributable to Aris Water Solutions, Inc.	276,257	212,869
Noncontrolling Interests	390,565	389,670
Total Stockholders' Equity	666,822	602,539
Total Liabilities and Stockholders' Equity	$1,280,722	$1,126,693

Table 3

Aris Water Solutions, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)	Nine Months Ended September 30,
	2022	2021
Cash Flow from Operating Activities
Net Loss	$(622)	$(13,367)
Adjustments to reconcile Net Loss to Net Cash provided by Operating Activities:
Deferred Income Tax Benefit	(96)	—
Depreciation, Amortization and Accretion	49,724	45,550
Stock-Based Compensation	9,134	—
Impairment of Long-Lived Assets	15,597	—
Abandoned Well Costs	14,637	27,402
Loss on Disposal of Asset, Net	481	225
Abandoned Projects	66	2,035
Amortization of Debt Issuance Costs	1,563	1,320
Loss on Debt Modification	—	380
Other	311	216
Changes in Operating Assets and Liabilities:
Accounts Receivable	(33,683)	(11,231)
Accounts Receivable from Affiliate	(5,581)	(10,046)
Other Receivables	(2,139)	231
Prepaids, Deposits and Other Current Assets	4,215	2,516
Accounts Payable	3,233	(3,284)
Payables to Affiliate	913	(715)
Adjustment in Deferred Revenue	14	(46)
Accrued Liabilities and Other	19,418	16,000
Net Cash Provided by Operating Activities	77,185	57,186

Cash Flow from Investing Activities
Property, Plant and Equipment Expenditures	(96,991)	(62,728)
Cash Paid for Acquisitions	(3,353)	—
Proceeds from the Sale of Property, Plant and Equipment	7,441	—
Net Cash Used in Investing Activities	(92,903)	(62,728)

Cash Flow from Financing Activities
Dividends and Distributions Paid	(19,157)	—
Proceeds from Senior-Sustainability Linked Notes	—	400,000
Payments for Initial Public Offering Costs	—	(855)
Payments of Debt Issuance Costs Related to Issuance of Senior- Sustainability Linked Notes	—	(9,352)
Repayment of Credit Facility	—	(297,000)
Redemption of Redeemable Preferred Units	—	(74,357)
Payments of Debt Issuance Costs related to Credit Facility	—	(1,442)
Members' Contributions	—	5
Net Cash (Used In) Provided by Financing Activities	(19,157)	16,999

Net (Decrease) Increase in Cash	(34,875)	11,457
Cash, Beginning of Period	60,055	24,932
Cash, End of Period	$25,180	$36,389

Use of Non-GAAP Financial Information

The Company uses financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Operating Margin, Adjusted Operating Margin per Barrel, and Adjusted Net Income. Although these Non-GAAP financial measures are important factors in assessing the Company’s operating results and cash flows, they should not be considered in isolation or as a substitute for net income or gross margin or any other measures prepared under GAAP.

The Company calculates Adjusted EBITDA as net income (loss) plus: interest expense; income taxes; depreciation, amortization and accretion expense; abandoned well costs; asset impairments and abandoned project charges; losses on the sale and/or exchange of assets; loss on debt modification; and non-recurring or unusual expenses or charges (including temporary power costs), less any gains on sale and/or exchange of assets.

The Company calculates Adjusted Operating Margin as Gross Margin plus depreciation, amortization and accretion and temporary power costs. The Company defines Adjusted Operating Margin per Barrel as Adjusted Operating Margin divided by total volumes.

The Company calculates Adjusted Net Income as Net Income (Loss) Attributable to Stockholders’/Members’ Equity plus the after-tax impacts of stock-based compensation and plus or minus the after-tax impacts of certain items affecting comparability, which are typically noncash and/or nonrecurring items. The Company calculated Diluted Adjusted Net Income Per Share as (i) Adjusted Net Income (Loss) Attributable to Stockholder’s Equity plus the after-tax impacts of stock-based compensation and plus or minus the after-tax impacts of certain items affecting comparability, which are typically noncash and/or nonrecurring items, divided by (ii) the diluted weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC interests, adjusted for the dilutive effect of outstanding equity-based awards.

For the quarter ended September 30, 2022, the Company calculates its leverage ratio as net debt as of September 30, 2022, divided by annualized 3Q 2022 Adjusted EBITDA. Net debt is calculated as the principal amount of total debt outstanding as of September 30, 2022, less cash and cash equivalents as of September 30, 2022.

The Company believes these presentations are used by investors and professional research analysts for the valuation, comparison, rating, and investment recommendations of companies within its industry. Similarly, the Company’s management uses this information for comparative purposes as well. Adjusted EBITDA, Adjusted Operating Margin, Adjusted Operating Margin per Barrel, and Adjusted Net Income are not measures of financial performance under GAAP and should not be considered as measures of liquidity or as alternatives to net income (loss) or gross margin. Additionally, these presentations as defined by the Company may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as gross margin, operating income, net income or cash flows from operating activities.

Although we provide forecasts for the non-GAAP measure Adjusted EBITDA, we are not able to forecast the most directly comparable measure net income calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP net income are not predictable, making it impractical for us to forecast. Such elements include but are not limited to non-recurring gains or losses, unusual or non-recurring items, income tax benefit or expense, or one-time transaction costs, which could have a significant impact on the GAAP measure. As a result, no reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income is provided.

Table 4

Aris Water Solutions, Inc.

Operating Metrics

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Thousand barrels water per day
Produced Water Handling Volumes	905	708	850	692
Water Solutions Volumes:
Recycled Produced Water Volumes Sold	345	130	306	102
Groundwater Volumes Sold	166	82	112	61
Groundwater Volumes Transferred	—	41	8	42
Total Water Solutions Volumes	511	253	426	205
Total Volumes	1,416	961	1,276	897

Per Barrel Operating Metrics (1)
Produced Water Handling Revenue/Barrel	$0.77	$0.73	$0.77	$0.71
Water Solutions Revenue/Barrel	$0.55	$0.50	$0.50	$0.51
Revenue/Barrel of Total Volumes	$0.69	$0.67	$0.68	$0.66
Direct Operating Costs/Barrel	$0.34	$0.27	$0.29	$0.27
Adjusted Operating Margin/Barrel	$0.36	$0.41	$0.39	$0.41
(1) Per barrel operating metrics are calculated independently. Therefore, the sum of individual amounts may not equal the total presented.

Table 5

Aris Water Solutions, Inc.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2022	2021	2022	2021
Net Income (Loss)	$1,956	$(20,743)	$(622)	$(13,367)
Interest Expense, Net	6,763	7,880	21,863	17,855
Income Tax Expense (Benefit)	287	(83)	(81)	(81)
Depreciation, Amortization and Accretion	16,942	15,378	49,724	45,550
Abandoned Well Costs	9,222	27,402	14,637	27,402
Impairment of Long-Lived Assets	—	—	15,597	—
Stock-Based Compensation	3,595	—	9,134	—
Abandoned Projects	—	679	66	2,035
Temporary Power Costs	—	—	—	4,253
(Gain) Loss on Disposal of Asset, Net	(97)	8	481	225
Loss on Debt Modification	—	—	—	380
Transaction Costs	336	253	1,269	330
Other	325	—	325	221
Adjusted EBITDA	$39,329	$30,774	$112,393	$84,803

Table 6

Aris Water Solutions, Inc.

Reconciliation of Gross Margin to Adjusted Operating Margin and
Adjusted Operating Margin per Barrel

(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2022	2021	2022	2021
Total Revenue	$90,776	$59,499	$238,131	$162,272
Cost of Revenue	(60,827)	(38,875)	(151,061)	(112,253)
Gross Margin	29,949	20,624	87,070	50,019
Depreciation, Amortization and Accretion	16,942	15,378	49,724	45,550
Temporary Power Costs	—	—	—	4,253
Adjusted Operating Margin	$46,891	$36,002	$136,794	$99,822
Total Volumes (Thousands of BBLs)	130,267	88,357	348,315	245,048
Adjusted Operating Margin/BBL	$0.36	$0.41	$0.39	$0.41

Table 7

Aris Water Solutions, Inc.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income

(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2022	2021	2022	2021
Net Income (Loss)	$1,956	$(20,743)	$(622)	$(13,367)
Adjusted items:
Impairment of Long-Lived Assets	—	—	15,597	—
Abandoned Well Costs	9,222	27,402	14,637	27,402
(Gain) Loss on Disposal of Asset, Net	(97)	8	481	225
Stock-Based Compensation	3,595	—	9,134	—
Tax Effect of Adjusting Items (1)	(1,460)	—	(4,575)	—
Adjusted Net Income	$13,216	$6,667	$34,652	$14,260

(1) Estimated tax effect of adjusted items allocated to Aris based on statutory rates

Table 8

Aris Water Solutions, Inc.

Reconciliation of Diluted Net Income (Loss) Per Share to Non-GAAP Diluted Adjusted Net Income Per Share

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2022	2022
Diluted Net Income (Loss) Per Share of Class A Common Stock	$0.02	$(0.03)
Adjusted items:
Reallocation of Net Income (Loss) Attributable to Noncontrolling Interests From the Assumed Exchange of LLC Interests	0.01	(0.01)
Impairment of Long-Lived Assets	-	0.29
Abandoned Well Costs	0.17	0.27
(Gain) Loss on Disposal of Asset, Net	-	0.01
Stock-Based Compensation	0.06	0.17
Tax Effect of Adjusting Items (1)	(0.03)	(0.08)
Diluted Adjusted Net Income Per Share	$0.23	$0.62

(1) Estimated tax effect of adjusted items allocated to Aris based on statutory rates

Diluted Weighted Average Shares of Class A Common Stock Outstanding	24,546,632	22,779,077
Adjusted Items:
Assumed Redemption of LLC Interests	31,248,544	31,481,479
Dilutive Performance-Based Stock Units (2)	-	65,253
Diluted Adjusted Fully Weighted Average Shares of Class A Common Stock Outstanding	55,795,176	54,325,809

(2) Dilutive impact of Performance-Based Stock Units already included for the three-months ended September 30, 2022

Table 9

Aris Water Solutions, Inc.

Computation of Leverage Ratio

(Unaudited)

As of
September 30,
(in thousands)	2022

Principal Amount of Debt at September 30, 2022	$400,000
Less: Cash at September 30, 2022	(25,180)
Net Debt	$374,820

Adjusted EBITDA for the Three Months Ended September 30, 2022	$39,329
x 4 Quarters	x 4
Annualized Adjusted EBITDA	$157,316

Net Debt	$374,820
÷ Annualized Adjusted EBITDA	$157,316
Leverage Ratio	2.38